                                                                  EXHIBIT (a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.
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
    FOR THIS TYPE OF ACCOUNT:             GIVE THE
                                           SOCIAL
                                          SECURITY
                                        NUMBER OF --
---------------------------------------------------------
        FOR THIS TYPE OF ACCOUNT:  GIVE THE EMPLOYER
                                   IDENTIFICATION
                                   NUMBER OF --
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
 1.  An individual's account       The individual
 2.  Two or more individuals       The actual owner of
     (joint account)               the account or, if
                                   combined funds, the
                                   first individual on
                                   the account(1)
 3.  Custodian account of a minor  The minor(2)
     (Uniform Gift to Minors Act)
 4.  a. The usual revocable        The grantor-
        savings trust account      trustee(1)
        (grantor is also trustee)
     b. So-called trust account    The actual owner(1)
        that is not a legal or
        valid trust under State
        law
 5.  Sole proprietorship           The owner(3)
 6.  A valid trust, estate or      The legal entity(4)
     pension trust
 8.  Corporate                     The corporation
 9.  Association, club,            The organization
     religious, charitable,
     educational or other
     tax-exempt entity
10.  Partnership                   The partnership
11.  A broker or registered        The broker or nominee
     nominee
12.  Account with the Department   The public entity
     of Agriculture in the name
     of a public entity (such as
     a State or local government,
     school district, or prison)
     that receives agricultural
     program payments

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(1) List first and circle the name of the person whose number you furnish. If only one person or a joint account has a social security number, that person's social security number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show your individual name. You may also enter your business name. You may use your social security number or employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding or information reporting on ALL payments include the following:

 - A corporation.

 - A financial institution.

 - An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7) (if the account satisfies the requirements of Section 401(f)(2)).

 - The United States or any agency or instrumentality thereof.

 - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

 - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

 - An international organization or any of its agencies or instrumentalities.

 - A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.

 - A real estate investment trust.

 - A common trust fund operated by a bank under Section 584(a).

 - A trust exempt from tax under Section 664 or described in Section 4947.

 - An entity registered at all times under the Investment Company Act of 1940.

 - A foreign central bank of issue.

PAYMENTS NOT GENERALLY EXEMPT FROM BACKUP WITHHOLDING

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 - Payments to nonresident aliens subject to withholding under Section 1441.

 - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

 - Payments of patronage dividends where the amount received is not paid in money.

 - Payments made by certain foreign organizations.

 - Payments made to a nominee.

Payments of interest not generally subject to backup withholding including the following:

 - Payments of interest on obligations issued by individuals.

 Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

 - Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

 - Payments described in Section 6049(b)(5) to nonresident aliens.

 - Payments on tax-free covenant bonds under Section 1451.

 - Payments made by certain foreign organizations.

 - Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments, other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see regulations under Sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30.5% (or, if paid after December 31, 2001, 30%) of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                   CONSULTANT OR THE INTERNAL REVENUE SERVICE